EXHIBIT 32.2

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350

The undersigned, Min Zhang, in his capacity as Chief Financial Officer of Yong Bai Chao New Retail Corporation (the “Registrant”) does hereby certify with respect to the Quarterly Report on Form 10-Q of the Registrant for the period ended June 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in this Report.

Date: August 21, 2023	By:	/s/ Min Zhang
Min Zhang
Chief Financial Officer (Principal Financial Officer)